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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent oil and gas consultants, Miller and Lents, Ltd., hereby consents to the inclusion of our report letter dated February 27, 2001, to Belco Oil & Gas Corp. regarding the proved reserves and future net revenues reported by Belco Oil & Gas Corp. as of December 31, 2000, in this Registration Statement on Form S-4 (the "Registration Statement") of Belco Oil & Gas Corp., to all references to Miller and Lents, Ltd., and/or reports prepared by Miller and Lents, Ltd., in this Registration Statement and to the reference to our firm as experts in the Registration Statement.

                                       MILLER AND LENTS, LTD.


                                       /s/  CHRISTOPHER A. BUTTA
                                       --------------------------------------
                                       By:  Christopher A. Butta
                                            Senior Vice President

Houston, Texas
June 29, 2001